                                                                  EXHIBIT 10.168

                         THE IMMUNE RESPONSE CORPORATION
                      INDUCEMENT STOCK OPTION GRANT NOTICE

      THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), hereby grants to the Optionee an option to purchase the number of shares of the Company's Common Stock set forth below. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but is intended to qualify as an "employee benefit plan" within the meaning of Rule 405 under the Securities Act of 1933. This option is an "inducement grant" under Nasdaq Marketplace Rule 4350 and is granted outside of, and is not subject to, the Company's 1989 Stock Plan or the Company's 2003 Stock Plan (for the avoidance of doubt, it is not intended that Optionee shall be an employee of the Company).

      This option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement, which is attached hereto as Attachment I and incorporated herein in its entirety.

Optionee:............................    Robert E. Knowling, Jr.

Date of Grant:.......................    February 9, 2005

Vesting Commencement Date:...........    February 9, 2005

Number of Shares Subject to Option:..    750,000

Exercise Price (Per Share):..........    $1.21

Total Exercise Price:................    $907,500

Expiration Date:.....................    February 9, 2015

      VESTING SCHEDULE: The Option shall vest with respect to 200,000 of the underlying shares on the date of grant and then shall vest with respect to the remaining 550,000 shares in equal daily installments over the following three years, subject to the Optionee's "Continuous Service as Chairman" (as defined in the attached Stock Option Agreement).

      PAYMENT: Payment of the exercise price may be made in cash, check or any other method provided in the Stock Option Agreement.

      ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. This Option is granted pursuant to the Offer Letter (defined below) and Optionee acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

      OTHER AGREEMENTS: Offer Letter, dated February 3, 2005, as countersigned by Optionee on February 8, 2005 (the "Offer Letter").

                                     THE IMMUNE RESPONSE CORPORATION

                                     By    /s/ Michael K. Green
                                           ------------------------

                                     Title Chief Financial Officer
                                           ------------------------

                                     Date  February 9, 2005
                                           ------------------------

OPTIONEE

/s/ Robert E. Knowling, Jr.
-----------------------------
Robert E. Knowling, Jr.

Date February 9, 2005

            [SIGNATURE PAGE TO INDUCEMENT STOCK OPTION GRANT NOTICE]

                                  ATTACHMENT I

                         THE IMMUNE RESPONSE CORPORATION
                        INDUCEMENT STOCK OPTION AGREEMENT

      Pursuant to your Stock Option Grant Notice ("Grant Notice"), which incorporates this Inducement Stock Option Agreement, THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in your Grant Notice at the exercise price indicated in your Grant Notice. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but is intended to qualify as an "employee benefit plan" within the meaning of Rule 405 under the Securities Act of 1933 (the "Securities Act"). This option is an "inducement grant" under Nasdaq Marketplace Rule 4350 and is granted outside of, and is not subject to, the Company's 1989 Stock Plan or the Company's 2003 Stock Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service as Chairman (as defined in Section 6 below).

      2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share are set forth in your Grant Notice and may be adjusted from time to time for Capitalization Adjustments, as provided in Section 9 below.

      3. FORM OF PAYMENT. When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms, to the extent permitted now or hereafter by applicable law:

            (a)   Your personal check, a cashier's check or money order.

            (b) Provided that a public market exists for the shares, consideration received by the Company under a procedure by which a licensed broker-dealer advances funds on your behalf or sells option shares on your behalf, provided that no such arrangement may result in the Company extending or arranging for the extension of credit. The directions must be given by signing the "Notice of Exercise" form.

      4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      5. SECURITIES LAW COMPLIANCE; INVESTMENT INTENT.

            (a) Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in compliance with such laws and regulations.

            (b) You represent that you are acquiring this option and, when and if you exercise this option, the shares of Common Stock issuable upon exercise of this option for your own account and not with a view to, or for sale in connection with, any distribution of such securities.

      6. TERM. The term of your option commences on the Date of Grant (as specified in your Grant Notice) and expires on the earlier of the following:

            (a) For all vested but unexercised shares, six (6) months after the termination of your Continuous Service as Chairman; PROVIDED that if during any part of such six (6) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of six (6) months after the termination of your Continuous Service as Chairman;

            (b) the Expiration Date indicated in your Grant Notice.

            For purposes of this option, "Continuous Service as Chairman" means that your service as Chairman of the Board of Directors (the "Board") of the Company is not interrupted or terminated. The Board, in its sole discretion, shall determine whether Continuous Service as Chairman has been interrupted or terminated. Any such interruption or termination, for any reason whatsoever, can break Continuous Service as Chairman. For the avoidance of doubt, there is no agreement entitling you to continue to serve as Chairman. The Company's stockholders have discretion whether or not to elect or re-elect you as a director, and if you are a director, the Board of Directors has discretion whether or not to elect, re-elect or remove you as Chairman.

      7.    EXERCISE.

            (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

      8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option, subject to the terms and conditions otherwise applicable to the exercise of this option, the issuance of Common Stock pursuant to such exercise and the subsequent transfer of such Common Stock.

      9. CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to this option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Stock Option Agreement will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to the option. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

      10. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the vesting of the Option shall be accelerated in full and all options so vested or previously vested shall continue to be exercisable for a period of six (6) months or until the applicable expiration date of the options (in accordance with the terms of the Grant Notice and this agreement), whichever period is shorter. For purposes of this option, a "Change of Control" shall have the meaning set forth in the Company's offer letter to you, dated February 3, 2005 (the "Offer Letter"). Notwithstanding anything herein to the contrary, in the event of a Change of Control pursuant to which 100% of the outstanding stock of the Company is acquired, you shall be entitled to receive, upon exercise during such period, instead of the indicated number of shares of common stock of the Company, whatever consideration was given in the Change of Control in exchange for such number of shares of common stock of the Company.

      11. OPTION NOT A SERVICE CONTRACT. Nothing in your option shall obligate the Company, its stockholders or the Board to continue your service as Chairman of the Board or any relationship that you might have as a director of the Company.

      12. ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which the option may first be exercised or the time during which the option or any part thereof will vest, notwithstanding the provisions in the Grant Notice or this Stock Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

      13. STOCKHOLDER RIGHTS. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the option unless and until you have satisfied all requirements for exercise of the option pursuant to its terms.

      14.   WITHHOLDING OBLIGATIONS.

            (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from any amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate of the Company, if any, which arise in connection with your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a fair market value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock in excess of the minimum statutory withholding requirements for federal and state tax purposes, including payroll taxes.

            (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock.

      15. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      16. CHOICE OF LAW. This option shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such State between California residents.

      17. GOVERNING AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee. The

Board, in the exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable. References to the Board also include any committee appointed by the Board to administer and interpret this option. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

      18. AMENDMENT OF OPTION. The Board at any time, and from time to time, may amend the terms of this option; PROVIDED, HOWEVER, that the rights under this option shall not be impaired by any such amendment unless you consent in writing.

                                      * * *

                               NOTICE OF EXERCISE

The Immune Response Corporation
5931 Darwin Court
Carlsbad, CA 92008

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my non-statutory stock option that I elect to purchase the number of shares for the price set forth below.

      Stock option dated: February 9, 2005

      Number of shares as to which option is exercised: _______________

      Certificates to be issued in name of: _______________

      Total exercise price: $______________

      Cash payment delivered herewith: $______________

By this exercise, I agree (i) to provide such additional documents as you may require and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                         Very truly yours,

                                         _________________________
                                         Robert E. Knowling, Jr.